UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)
10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)
(502) 426-4800 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2011, NTS/Virginia Development Company (“NTS/VA”), a wholly-owned subsidiary of NTS Mortgage Income Fund (the “Fund”), executed a promissory note dated as of November 10, 2011 in favor of Residential Management Company (“Residential”) in the principal amount of $32,853.54 to evidence advances made by Residential for payroll billings and overhead fees in connection with the development and operation of Fawn Lake during November 2011.

In addition to the promissory note mentioned above, NTS/VA executed a promissory note dated as of November 10, 2011 in favor of NTS Financial Partnership (“NTS Financial”) in the principal amount of $65,500.00 to evidence advances made by NTS Financial for payroll billings and overhead fees in connection with the development and operation of Fawn Lake during September – November 2011.

Both of the new promissory notes described above have a maturity date of December 31, 2011 and contain substantially the same terms and conditions as notes previously issued by the Fund and its affiliates in return for advances from Residential and NTS Financial.

Based on the Fund’s current budget, it is unlikely that the Fund and its subsidiary will generate sufficient revenue to repay the promissory notes in full on a timely basis.

Copies of the newly executed promissory notes are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Promissory Note dated as of November 10, 2011, made by NTS/Virginia Development Company payable to Residential Management Company
	10.2	Promissory Note dated as of November 10, 2011, made by NTS/Virginia Development Company payable to NTS Financial Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	November 21, 2011

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